EXHIBIT 4.37

                                                                Warrant CC-_____


THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  ARE  SUBJECT  TO  CERTAIN
RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT THEREFOR BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF.

                              VALUESTAR CORPORATION

                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, VALUESTAR CORPORATION, a Colorado corporation (the "Company"), hereby grants to ______________________ ("Holder") the right to purchase from the Company up to __________________________ (_____) shares of the Common Stock of the Company (the "Warrant Shares"), subject to the following terms and conditions:

         1. Series. This Warrant is one of a duly authorized series of warrants of the Company (which are identical except for the variations necessary to express the identification numbers, names of the holder, number of common shares issuable upon exercise thereof and warrant issue dates) designated as its "CC Warrants."

         2. Term. This Warrant may be exercised in whole at any time during the period from the date of issuance of this Warrant until 5:00 p.m., California time, on January 16, 2004 (the "Exercise Period").

         3.  Purchase   Price.   The  purchase  price  for  each  Warrant  Share
purchasable hereunder shall be Seventy-Five Cents (U.S. $0.75) (the "Warrant Exercise Price").

         4. Exercise of Warrant. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time before the end of the Exercise Period by surrender of this Warrant at the principal office of the Company in Oakland, California (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder accompanied by payment in full of the amount of the aggregate Warrant Exercise Price. The Warrant Exercise Price shall be made, at the option of the Holder, (i) in immediately available funds in United States Dollars or
(ii) if the primary market for the Warrant Shares during the ten (10) Trading Days (as defined in Section 6 below) immediately preceding the date of exercise is the National Association of Securities Dealers Automated Quotation System - National Market System or a national securities exchange registered under the Exchange Act of 1934, as amended, cancellation of Warrant Shares, valued at the average "Closing Price" (as defined in Section 6 below) of the Company's Common Stock for the ten (10) consecutive Trading Days immediately preceding the date of exercise. Certificates for shares purchased hereunder shall be delivered to the Holder within thirty (30) business days after the date on which this Warrant shall have been exercised as aforesaid, but Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered.

         5. Fractional Interest. The Company shall not be required to issue any fractional shares on the exercise of this Warrant.

         6. Redemption of Warrants. The Company may elect, by ten (10) days prior written notice as provided herein (the "Company Notice"), on any date that is fixed by the Company (the "Redemption Date") and (1) that is a Trading Day (as defined below), (2) that is after the second anniversary of the date hereof; and (3) on which a registration statement under the Securities Act of 1933, as amended, covering the Warrant Shares is effective and the average Closing Price (as defined below) of the Company's Common Stock for the ten (10) consecutive Trading Days (as defined below) immediately preceding the date of the Company Notice equals or exceeds Three Dollars ($3.00), (adjusted for stock splits and combinations), to redeem, pro rata among all holders of CC Warrants, all outstanding CC Warrants including this Warrant, in whole or in part at a price of $.01 per Warrant Share then exercisable under such outstanding CC Warrants (the "Redemption Price"); provided, however, that this Warrant may be exercised at any time prior to 5:00 p.m., California time, on the business day immediately preceding the Redemption Date. After the Redemption Date, all rights to acquire such Warrant Shares shall terminate.

         For purposes hereof, (i) the term "Trading Day" shall mean any day on which securities are traded on the applicable securities exchange or in the applicable securities market; and (ii) the term "Closing Price" in respect of a Trading Day shall mean the reported closing bid prices on the principal national securities exchange on which the Common Stock of the Company is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System - National Market System .

         7. Warrant Confers No Rights of Shareholder. Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

         8. Investment Representation. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws. Holder acknowledges by acceptance of this Warrant that (a) it has acquired this Warrant for investment and not with a view toward distribution; (b) it has a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience it has the capacity to protect its own interests in connection with the transaction; and (c) except as so notified to the Company in writing, it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view toward distribution; and acknowledges that to the extent such Warrant Shares will not be registered under the Securities Act and applicable state securities laws, that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws; or, based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. Holder, by acceptance hereof, consents to the placement of the following restrictive legends, or similar legends, on each certificate to be issued to Holder by the Company in connection with the issuance of such Warrant Shares:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED
         UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES
         SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN PURCHASE AGREEMENT THEREFOR BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER HEREOF."

         9. Reservation of Shares. The Company agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented hereby.

         10. Adjustment for Re-Classification of Capital Stock. If the Company at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination or re-classification. If shares of the Company's common stock are subdivided into a greater number of shares of common stock, the purchase price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Company's common stock are combined into a smaller number of common stock shares, the price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased.

         11. Public Offering Lock-Up. In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant, any of the shares of Common Stock issuable upon exercise of this Warrant or any other securities of the Company heretofore or hereafter acquired by Holder
(other than those included in the registration and except with respect to a cashless exercise pursuant to Section 4 hereof) without the prior written consent of the Company and such underwriter(s), as the case may be, for a period of time not to exceed 30 days before and one hundred eighty (180) days after the effective date of the registration; provided, however, that Jim Stein and each person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of capital stock of the Company enters into such an agreement. Upon request by the Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Warrant shall bear an appropriate legend referencing this lock-up provision.

         12. Assignment. With respect to any offer, sale or other disposition of this Warrant or any underlying securities, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect). Furthermore, no such transfer shall be made unless the transferee meets the same investor suitability standards set forth in Section 8 of this Warrant. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Company. If a determination has been made pursuant to this
Section 12 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear the same legends appearing on this Warrant, and underlying securities thus transferred shall bear the legends required by Section 8. The Company may impose stop-transfer instructions in connection with such restrictions. Subject to any restrictions on transfer described elsewhere herein, the rights and obligations of the Company and the Holder of this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties hereto.

         13. Notice. Any notice, demand, consent or other communication hereunder shall be in writing addressed to the other party at its principal office or, in respect of Holder, as its address as shown on the books of the Company, or to such other address as such party shall have theretofore furnished by like notice, and either served personally, sent by express, registered or certified first class mail, postage prepaid, sent by facsimile transmission, or delivered by reputable commercial courier. Such notice shall be deemed given (i) when so personally delivered, or (ii) if mailed as aforesaid, five (5) days after the same shall have been posted, or (iii) if sent by facsimile transmission, as soon as sender receives written or telephonic confirmation that the message has been received and such facsimile is followed the same day by mailing by prepaid first class mail, or (iv) if delivered by commercial courier, upon receipt.

         14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

         15. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         16. Descriptive Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

         17. Amendment. Except as otherwise expressly provided herein, the provisions of all outstanding CC Warrants, including this Warrant, may be amended and/or waived only with the written consent of the Company, First Data Merchant Services Corporation ("First Data") and of holders, including Holder, holding CC Warrants exercisable into at least fifty percent (50%) of the Warrant Shares into which all outstanding CC Warrants, including this Warrant and Warrants held by First Data, are then exercisable. Notwithstanding the forgoing, no amendment or waiver may affect any holder of CC Warrants in any manner differently from any other Holder without the written consent of such first mentioned Holder.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this ___ day of January, 2001.


                                                 VALUESTAR CORPORATION

                                                 /s/ James Stein
                                                 ------------------------------
                                                 James Stein, President and CEO

                               NOTICE OF EXERCISE
                          COMMON STOCK PURCHASE WARRANT

To:      VALUESTAR CORPORATION

         (1) The undersigned hereby elects to purchase ______ shares of Common Stock of ValueStar Corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment in full of the purchase price for such shares.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         (3) Please issue a certificate representing said shares of Common Stock in the name of the undersigned.

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.


         Date:                  , 200_
              ------------------              ----------------------------------
                                              (Name)


                                              ----------------------------------
                                              (Signature)


                                              ADDRESS:

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


                                              TELEPHONE AND FAX NUMBERS

                                              Tel:
                                              ----------------------------------

                                              Fax:
                                              ----------------------------------

                                              Email contact:
                                              ----------------------------------